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                                  EXHIBIT 21.1

                  SUBSIDIARIES OF COMMUNITY CAPITAL CORPORATION

                                                            Other Names
Subsidiary               State of Incorporation             Doing Business Under
----------               ----------------------             --------------------

CapitalBank              South Carolina                     None

                                       E-2